Consent of Independent Registered Public Accounting Firm Key Tronic 401(k) Retirement Savings Plan Spokane Valley, Washington We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159582, No. 333-70917, No. 333-61202, and No. 333-199566) of Key Tronic Corporation of our report dated December 23, 2021, relating to the financial statements and supplemental schedule of Key Tronic 401(k) Retirement Savings Plan as of and for the year ended June 30, 2021 which appear in this Form 11-K for the year ended June 30, 2022. /s/ BDO USA, LLP Spokane, Washington December 21, 2022